                                                                      Exhibit 11

                                   NVR, Inc.
                       Computation of Earnings Per Share
                (amounts in thousands, except per share amounts)

                                            Three Months Ended Sept. 30,       Nine Months Ended Sept. 30,
                                            ---------------------------        ---------------------------
                                               1999            1998               1999             1998
                                            ----------      -----------        ----------       ----------
1.   Net income                             $   30,341      $    24,753        $   84,611       $   44,365
                                            ==========      ===========        ==========       ==========
2.   Average number of shares
     outstanding                                 9,900           10,994            10,480           11,248

3.   Shares issuable upon exercise
     of dilutive options, warrants and
     subscriptions outstanding during
     period, based on average market
     price                                       2,118            2,269             1,922            2,111
                                            ----------      -----------        ----------       ----------

4.   Average number of shares
     and share equivalents outstanding
     (2 + 3)                                    12,018           13,263            12,402           13,359
                                            ==========      ===========        ==========       ==========

5.   Basic earnings per share (1/2)         $     3.06      $      2.25        $     8.07       $     3.94
                                            ==========      ===========        ==========       ==========

6.   Diluted earnings per share (1/4)       $     2.52      $      1.87        $     6.82       $     3.32
                                            ==========      ===========        ==========       ==========

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